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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 29, 2001

                                METROCALL, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                                0-21924                           54-1215634
(State or other jurisdiction of incorporation)     (Commission File Number)    (I.R.S. Employer Identification No.)
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6677 Richmond Highway, Alexandria, Virginia                 22306
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (703) 660-6677



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Item 5. Other Events.

        Metrocall, Inc. has entered into amendments to its Strategic Alliance
Agreements and National Services Agreements with Weblink Wireless, Inc. Under these agreements, Metrocall purchases from Weblink (for resale to Metrocall's customers) advanced two-way messaging services and traditional one-way messaging services for transmission over Weblink's nationwide narrowband personal communications service network. Weblink filed for chapter 11 under the Bankruptcy Code on May 23, 2001. As a result, the effectiveness of the amendments is conditioned upon bankruptcy court approval of Weblink's assumption of these agreements, each as amended. On August 29, 2001, Weblink, Pagemart II, Inc. and Pagemart PCS, Inc. filed a motion with the United States
Bankruptcy Court for the Northern District of Texas Dallas Division seeking the entry of an order approving the debtors' assumption of the Strategic Alliance
Agreements and National Services Agreement, each as amended. A copy of such motion is filed as an exhibit hereto and is hereby incorporated by reference in this Item 5. A hearing to consider approval of the requested assumption is scheduled for September 20, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

Exhibit No.         Description
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99.1                Motion of Weblink Wireless, Inc., Pagemart II, Inc.,
                    Pagemart PCS, Inc. Pursuant to 11 U.S.C. Sec. 365(a) for
                    Assumption of Debtors' Strategic Alliance Agreements, as
                    amended, with Metrocall, Inc. and National Services
                    Agreement with McCaw RCC Communications, Inc., for
                    Traditional (One-Way) and Advanced (Two-Way) Messaging
                    Services.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   METROCALL, INC.

                                   By: /s/ VINCENT D. KELLY
                                       ________________________________
                                   Name: Vincent D. Kelly
                                   Title: Executive Vice President
                                   Chief Financial Officer and Treasurer

Dated: September 13, 2001